Exhibit 99.1

News Release

Media Contact:Ron RogersInvestor Contact:Scott Gleason

(801) 584-3065(801) 584-1143

rrogers@myriad.comsgleason@myriad.com

Myriad Genetics Reports Fiscal First-Quarter 2019 Financial Results

•	Total First-Quarter Revenues of $202.3 Million, Up 13 Percent
•	First-Quarter Diluted EPS of ($0.01) and Adjusted EPS of $0.43, Up 48 Percent
•	Revised Full-Year Revenue Guidance to $855 to $865 Million; Maintained Diluted EPS Guidance of $0.40 to $0.45 and Adjusted EPS Guidance of $1.70 to $1.75

SALT LAKE CITY, Nov. 6, 2018 – Myriad Genetics, Inc. (NASDAQ: MYGN, “Myriad” or the “Company”), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal first-quarter 2019, provided an update on recent business highlights, revised its fiscal year 2019 financial guidance and provided fiscal second-quarter 2019 financial guidance.

"Earnings during the quarter exceeded expectations based upon strong hereditary cancer and new product volume growth,” said Mark C. Capone, president and CEO, Myriad Genetics. “Late in the quarter we identified two issues that impacted revenue for GeneSight® and prenatal testing and as a result we have revised revenue guidance for fiscal 2019.  We view these issues as transitory and given the progress on profitability, earnings guidance for the fiscal year remains unchanged.  As we realize synergies from the Counsyl acquisition, continue to grow new product volumes, and secure additional new product coverage decisions, we expect revenue growth and profitability to further accelerate.”

Financial Highlights

The following table summarizes the financial results for the fiscal first-quarter 2019:

Revenue
	Fiscal First-Quarter
($ in millions)	2018	2017	% Change
Molecular diagnostic testing revenue
Hereditary Cancer	$116.3	$117.0	(1%)
GeneSight®	29.3	28.8	2%
Prenatal	18.1	—	NM
Vectra DA®	13.0	14.0	(7%)
Prolaris®	6.2	3.9	59%
EndoPredict®	2.4	1.8	33%
Other testing revenue	3.7	1.9	95%
Total molecular diagnostic testing revenue	189.0	167.4	13%
Pharmaceutical and clinical service revenue	13.3	11.4	17%
Total Revenue	$202.3	$178.8	13%

Income Statement
	Fiscal First-Quarter
($ in millions)	2018	2017	% Change
Total Revenue	$202.3	178.8	13%
Gross Profit	152.6	135.8	12%
Gross Margin	75.4%	76.0%
Operating Expenses	151.4	51.8	192%
Operating Income	1.2	84.0	(99%)
Operating Margin	0.6%	47.0%
Adjusted Operating Income	37.1	27.7	34%
Adjusted Operating Margin	18.3%	15.5%
Net Income	(0.7)	78.8	NM
Diluted EPS	$(0.01)	$1.12	NM
Adjusted EPS	$0.43	$0.29	48%

Business Highlights

•	Hereditary Cancer
o	Achieved seventh consecutive quarter of year-over-year hereditary cancer testing volume growth.
o

A landmark study published in the Journal of the American Medical Association demonstrated the importance of Myriad’s unique variant reclassification program. The study, which evaluated over 1.45 million patient test reports over a 10-year period, found that approximately 25 percent of all variants of unknown significance were reclassified. Nine percent of these amended reports led to an upgrade of a previously unclassified variant to a deleterious mutation.

o

A recent study published in Obstetrics and Gynecology, which evaluated almost 4,000 women presenting at 15 OBGYN practices, found that when patients were screened using the National Comprehensive Cancer Network guidelines, 24 percent of women who provided family history information met criteria for hereditary cancer testing.

o

Added the 29th gene, HOXB13, to the myRisk® Hereditary Cancer panel. Men with a deleterious mutation in the HOXB13 gene have up to a 52 percent lifetime risk of developing prostate cancer and should receive incremental screening.

•	GeneSight®
o	GeneSight test volume increased 28 percent year over year.
o	A record 15,500 physicians, including almost 2,500 new ordering doctors, ordered a GeneSight test in the fiscal first quarter.
o	Anticipate acceptance of the landmark GUIDED study in the fiscal second quarter of 2019.
o

Published the results of the IMPACT study in the Journal of Psychiatric Research. In the study, patients treated by primary care physicians had 27 percent greater symptom improvement, 35 percent increased response and 63 percent greater remission than those treated by psychiatrists.

o

Published the results of the Optum® health economic study in Personalized Medicine. The study found that patients in the GeneSight cohort had cost savings of $5,505 in the first year. This result was highly statistically significant even after adjusting for pre-test differences between the two arms. When evaluating the subset of patients with major depressive disorder, patients who received GeneSight had total cost savings of $6,050 in the first year which also was highly statistically significant.

•	Prenatal Testing
o	Prenatal testing volume increased 16 percent year over year in the fiscal first quarter.
o

Announced publication of a large clinical utility study for ForeSight™ in Genetics in Medicine. The study found that the ForeSight test led to significant changes in pregnancy management with 77 percent of at risk couples taking steps to avoid having an affected offspring such as prenatal diagnostic testing and in-vitro fertilization.

•	Vectra®
o

Published results of a study demonstrating the minimally important difference in Vectra scores in Clinical Rheumatology. This data will form the basis of the future Vectra medical management tool on the test report.

o	Received favorable guidelines supporting Vectra from Bendcare, a national organization representing greater than 160 rheumatologists in the United States.
•	Prolaris®
o	Fiscal first-quarter revenue increased 59 percent year over year to $6.2 million with double-digit volume growth.
o

Announced positive coverage decision from Blue Shield of California for Prolaris. This decision increases total covered commercial lives for Prolaris by 5 million and the number of total commercial lives covered to over 25 million lives in the United States.

•	EndoPredict®
o	Fiscal first-quarter revenue increased 33 percent year-over-year to $2.4 million.
•	myPath® Melanoma
o	Received a positive draft local coverage determination from Noridian Healthcare Solutions for myPath Melanoma.
o	Received a positive guideline recommendation from the American Academy of Dermatology for use of myPath Melanoma in equivocal lesions.
•	Companion Diagnostics
o	Received our second FDA approval for patients with HER2- metastatic breast cancer for BRACAnalysis® CDx in conjunction with Pfizer’s PARP inhibitor talazoparib.
o	Announced new research agreement with Pfizer in neo-adjuvant triple negative breast cancer using BRACAnalysis CDx.
o	Filed supplementary PMA for BRACAnalysis CDx for use in conjunction with AstraZeneca’s PARP inhibitor Lynparza for maintenance in first-line ovarian cancer.

Fiscal Year 2019 and Fiscal Second-Quarter 2019 Financial Guidance

Below is a table summarizing Myriad’s revised fiscal year 2019 and fiscal second-quarter 2019 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2019	$855-$865 million	$0.40-$0.45	$1.70-$1.75
Fiscal Second-Quarter 2019	$216-$218 million	$0.06-$0.08	$0.36-$0.38

Myriad’s fiscal year 2019 and fiscal second-quarter 2019 adjusted earnings per share guidance excludes the impact of stock based compensation expense, non-cash amortization associated with acquisitions and certain non-recurring expenses. These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.  The Company will provide further details on its business outlook during the conference call today and discuss the fiscal fourth-quarter financial results and fiscal year 2019 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, November 6, 2018, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal first-quarter, business developments and financial guidance.  The dial-in number for domestic callers is 1-800-672-8962. International callers may dial 1-303-223-4363.  All callers will be asked to reference reservation number 21897521.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five strategic imperatives:  building upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.

For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore Prolaris, ForeSight and Prelude are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

MYRIAD GENETICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share amounts)
	Three months ended
	September 30,
	2018	2017
Molecular diagnostic testing	$189.0	$167.4
Pharmaceutical and clinical services	13.3	11.4
Total revenue	202.3	178.8
Costs and expenses:
Cost of molecular diagnostic testing	42.3	36.2
Cost of pharmaceutical and clinical services	7.4	6.8
Research and development expense	21.1	17.8
Change in the fair value of contingent consideration	0.4	(73.2)
Selling, general, and administrative expense	129.9	107.2
Total costs and expenses	201.1	94.8
Operating income	1.2	84.0
Other income (expense):
Interest income	0.7	0.4
Interest expense	(2.2)	(0.9)
Other	1.1	(0.3)
Total other expense:	(0.4)	(0.8)
Income before income tax	0.8	83.2
Income tax provision	1.6	4.5
Net income (loss)	$(0.8)	$78.7
Net loss attributable to non-controlling interest	(0.1)	(0.1)
Net income (loss) attributable to Myriad Genetics, Inc. stockholders	$(0.7)	$78.8
Earnings per share:
Basic	$(0.01)	$1.15
Diluted	$(0.01)	$1.12
Weighted average shares outstanding:
Basic	73.0	68.6
Diluted	73.0	70.4

Consolidated Balance Sheets (Unaudited)
(in millions)
	September 30,	June 30,
ASSETS	2018	2018
Current assets:
Cash and cash equivalents	$93.3	$110.9
Marketable investment securities	74.2	69.7
Prepaid expenses	11.5	9.4
Inventory	35.9	34.3
Trade accounts receivable	119.1	99.5
Prepaid taxes	3.6	—
Other receivables	4.3	3.8
Total current assets	341.9	327.6
Property, plant and equipment, net	60.0	43.2
Long-term marketable investment securities	24.2	30.7
Intangibles, net	734.2	455.2
Goodwill	413.3	318.6
Total assets	$1,573.6	$1,175.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23.8	$26.0
Accrued liabilities	76.4	68.3
Short-term contingent consideration	5.3	5.3
Deferred revenue	2.5	2.6
Total current liabilities	108.0	102.2
Unrecognized tax benefits	24.6	24.9
Other long-term liabilities	6.3	6.3
Contingent consideration	9.6	9.2
Long-term debt	258.0	9.3
Long-term deferred taxes	64.9	57.3
Total liabilities	471.4	209.2
Commitments and contingencies
Stockholders’ equity:
Common stock, 74.7 and 70.6 shares outstanding at September 30, 2018 and June 30, 2018 respectively	0.7	0.7
Additional paid-in capital	1,052.4	915.4
Accumulated other comprehensive loss	(4.3)	(4.1)
Retained earnings	53.4	54.1
Total Myriad Genetics, Inc. stockholders’ equity	1,102.2	966.1
Non-Controlling Interest	—	—
Total stockholders' equity	1,102.2	966.1
Total liabilities and stockholders’ equity	$1,573.6	$1,175.3

Consolidated Statement of Cash Flows (Unaudited)
(in millions)

	Three months ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income attributable to Myriad Genetics, Inc. stockholders	$(0.7)	78.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18.3	13.2
Non-cash interest expense	(1.3)	0.1
Loss (gain) on disposition of assets	(1.0)	(0.1)
Share-based compensation expense	7.7	6.4
Deferred income taxes	2.7	4.7
Unrecognized tax benefits	(2.6)	6.7
Change in fair value of contingent consideration	(0.4)	(73.2)
Changes in assets and liabilities:
Prepaid expenses	1.8	3.2
Trade accounts receivable	(3.3)	(6.2)
Other receivables	(0.3)	0.3
Inventory	3.5	3.3
Prepaid taxes	(3.6)	(8.9)
Accounts payable	(8.4)	0.4
Accrued liabilities	(4.4)	(5.8)
Deferred revenue	(0.2)	0.6
Net cash provided by operating activities	7.8	23.5
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1.3)	(1.6)
Acquisitions, net of cash acquired	(279.6)	—
Purchases of marketable investment securities	(14.4)	(31.5)
Proceeds from maturities and sales of marketable investment securities	16.3	17.9
Net cash used in investing activities	(279.0)	(15.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from common stock issued under share-based compensation plans	2.1	1.7
Net proceeds from revolving credit facility	290.0	—
Repayment of revolving credit facility	(40.0)	(25.0)
Net cash provided by (used in) financing activities	252.1	(23.3)
Effect of foreign exchange rates on cash and cash equivalents	1.5	0.5
Net increase (decrease) in cash and cash equivalents	(17.6)	(14.5)
Cash and cash equivalents at beginning of the period	110.9	102.4
Cash and cash equivalents at end of the period	$93.3	$87.9

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s ability to become a trusted advisor transforming patient lives worldwide with pioneering diagnostics; the Company’s expectation that the issues impacting revenue for Genesight and prenatal testing are transitory; the Company’s ability to realize synergies from the Counsyl acquisition, continue to grow new product volumes, and secure additional new product coverage decisions, the Company’s ability to accelerate revenue growth and profitability ; the Company’s expectation regarding acceptance of the landmark GUIDED study in the fiscal second quarter of 2019; the Company’s expectation that results of a study demonstrating the minimally important difference in Vectra scores in Clinical Rheumatology will form the basis of the future Vectra medical management tool on the test report; estimates of additional covered commercial lives as a result of the positive coverage decision by Blue Shield of California for Prolaris; the Company’s fiscal year 2019 and fiscal second-quarter 2019 financial guidance for revenue, GAAP diluted earnings per share, and adjusted earnings per share under the caption “Fiscal Year 2019 and Fiscal Second-Quarter 2019 Financial Guidance”; and the Company’s strategic imperatives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to transition from its existing product portfolio to its new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United

States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires, including but not limited to the Company’s acquisition of Counsyl, Assurex, Sividon and the Clinic; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition – amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•	Equity compensation – non-cash equity based compensation provided to Myriad employees
•	Deferred Tax impact of non-GAAP: Changes in effective tax rate based upon ASU 2016-09 and the deferred tax impact of transaction costs
•	Potential future consideration related to acquisitions: Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	Elevate 2020 costs: Expenses tied to Elevate 2020 program

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three months ended September 30, 2018
(Unaudited data in millions, except per share amount)
	Three Months Ended
	Sep 30, 2018	Sep 30, 2017
Revenue	$202.3	$178.8
GAAP Cost of molecular diagnostic testing	42.3	36.2
GAAP Cost of pharmaceutical and clinical services	7.4	6.8
Equity Compensation	(0.2)	(0.3)
Elevate 2020 costs	(3.1)	—
Non-GAAP COGS	$46.4	$42.7
Non-GAAP Gross Margin	77%	76%
GAAP Research and Development	$21.1	$17.8
Acquisition - amortization of intangible assets	(0.1)	(0.1)
Equity compensation	(1.2)	(0.8)
Elevate 2020 costs	(0.6)	(0.1)
Non-GAAP R&D	$19.2	$16.8
GAAP Contingent Consideration	$0.4	$(73.2)
Potential future consideration related to acquisitions	(0.4)	73.2
Non-GAAP Contingent Consideration	$—	$—
GAAP Selling, General and Administrative	$129.9	$107.2
Acquisition - Integration related costs	(9.6)	—
Acquisition - amortization of intangible assets	(13.2)	(9.1)
Equity compensation	(6.3)	(5.3)
Elevate 2020 costs	(1.2)	(1.2)
Non-GAAP SG&A	$99.6	$91.6
GAAP Operating Income	$1.2	$84.0
Acquisition - Integration related costs	9.6	—
Acquisition - amortization of intangible assets	13.3	9.2
Equity compensation	7.7	6.4
Elevate 2020 costs	4.9	1.3
Potential future consideration related to acquisitions	0.4	(73.2)
Non-GAAP Operating Income	$37.1	$27.7
Non-GAAP Operating Margin	18%	15%
GAAP Net Income Attributable to Myriad Genetics, Inc. Stockholders	$(0.7)	$78.8
Acquisition - Integration related costs	9.6	—
Acquisition - amortization of intangible assets	13.3	9.2
Equity compensation	7.7	6.4
Elevate 2020 costs	4.9	1.3
Potential future consideration related to acquisitions	0.4	(73.2)
Deferred tax impact of non-GAAP adjustments	2.7	0.3
Tax effect associated with non-GAAP adjustments	(5.1)	(2.3)
Non-GAAP Net Income	$32.8	$20.5

GAAP Diluted EPS	$(0.01)	$1.12
Non-GAAP Diluted EPS	$0.43	$0.29

Diluted shares outstanding	77.0	70.4

Free Cash Flow Reconciliation
(Unaudited data in millions)
	Three Months Ended
	Sep 30, 2018	Sep 30, 2017

GAAP cash flow from operations	$7.8	$23.5
Capital expenditures	(1.3)	(1.6)
Free cash flow	$6.5	$21.9
Elevate 2020 costs	4.7	1.3
Acquisition - Integration related costs	8.1	—
Tax effect associated with non-GAAP adjustments	(2.9)	(0.4)
Non-GAAP Free cash flow	$16.4	$22.8

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2019

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading "Risk Factors" contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2019
Diluted net income per share
GAAP diluted net income per share	$0.40- $0.45
Stock Based Compensation Expense	0.30
Acquisition - amortization of intangible assets	0.80
One-time expenses	0.20
Non-GAAP diluted net income per share	$1.70 - $1.75

Fiscal Second-Quarter 2019
Diluted net income per share
GAAP diluted net income per share	$0.06 - $0.08
Stock Based Compensation Expense	0.08
Acquisition - amortization of intangible assets	0.20
One-time expenses	0.02
Non-GAAP diluted net income per share	$0.36 - $0.38